SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2010

UNITED INSURANCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of United Insurance Holdings Corp. (the Company) was held on June 16, 2010, to consider and act upon the two proposals listed below, both of which were approved and adopted. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class B Directors for a two-year term that expires at the Company’s 2012 Annual Meeting of Stockholders.

Class B Directors	For	Withheld	Broker Non-Votes
Gregory C. Branch	6,764,028	78,942	1,270,592
Gordon G. Pratt	6,764,028	78,942	1,270,592
Donald J. Cronin	6,764,028	78,942	1,270,592
Alec L. Poitevint, II	6,831,805	11,165	1,270,592
Kent G. Whittemore	6,831,805	11,165	1,270,592

Proposal 2: Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstained
8,102,397	4,000	7,165

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Joseph R. Peiso
Name: Joseph R. Peiso
Title: Chief Financial Officer

Date: June 16, 2010